Exhibit 99.1

KULR Announces New VP of Sales and Marketing

Former Advanced Energy SVP will be the new Vice President of Sales and Marketing

SAN DIEGO / GLOBENEWSWIRE / June 10, 2021 / KULR Technology Group Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation thermal management technologies, today announced Greg Provenzano as Vice President of Sales and Marketing. Mr. Provenzano will be responsible for developing the Company’s sales channel strategy as it pivots into large volume applications and products supporting strategic growth goals.

Mr. Provenzano joins KULR with over 35 years of leadership and worldwide sales experience in Electronic Components, Design Services, and System Solutions across a variety of industries. Most recently, he served as Senior Vice President of Sales for Advanced Energy (NASDAQ: AEIS) managing sales operations spanning Networking & Telecom, Datacenter & Computing, Industrial & Medical, and Semiconductor Capital Equipment. Under Mr. Provenzano’s leadership, the team successfully increased distribution revenues six-fold from $18M to $108M and achieved industry-leading revenue growth from $395M to over $1.4B. Prior to Advanced Energy, he served as VP of Sales for the Americas at Arrow Electronics (NYSE: ARW) driving growth on $3.6B in revenue.

“For customers, Thermal Management and Battery System Solutions are key enablers in their systems for electric vehicles (EV’s), Unmanned Aerial Vehicles (UAV’s), Aerospace, and many other market verticals,” Mr. Provenzano said in a statement. “The KULR team is leading the way with technology, so our partners get to market faster with a differentiated product. I am excited to join KULR and be a part of this critical link in the technology chain as we go forward.”

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

KULR Technology Group Inc.

Main: (888) 367-5559

IR@KULRTechnology.com